EXHIBIT 99.1

                           [LETTERHEAD OF TEXTRON INC.]

                                                  Corporate Communications
                                                       Department

                                                  Textron Inc.
                                                  40 Westminster Street
                                                  Providence, RI  02903-2596
                                                  (401) 421-2800

          Investor Contact:                         FOR IMMEDIATE RELEASE
          Mary Lovejoy
          401/457-6009

          Media Contract:
          Susan Gillette
          401/457-2354

                     TEXTRON COMPLETES PAUL REVERE DIVESTITURE

                    Providence, Rhode Island -- March 27, 1997 -- Textron Inc. today announced that it has completed the sale of its 83%-owned subsidiary, The Paul Revere Corporation, to Provident Companies, Inc. For its Paul Revere shares, Textron will receive $20 per share in cash (an aggregate of $750 million) and $6 per share in Provident common stock. The net proceeds to Textron after adjustments and contingent payments are expected to approximate $800 million. Proceeds will be used to finance acquisitions, repurchase Textron common shares and reduce debt.

                    Textron Inc. (NYSE:TXT) is a $9.3 billion, global, multi-industry company with market-leading operations in Aircraft, Automotive, Industrial and Finance.

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